UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 29, 2007

Date of Report (Date of earliest event reported)

BIOENVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18299	13-4025857
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, 41st Floor, New York, NY 10154

(Address of principal executive offices) (Zip Code)

(212) 750-6700

(Registrant’s telephone number)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On May 29, 2007, Bioenvision, Inc., a Delaware corporation (“Bioenvision”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Genzyme Corporation, a Massachusetts corporation (“Genzyme”), and Wichita Bio Corporation, a Delaware corporation and a wholly-owned subsidiary of Genzyme (the “Purchaser”), pursuant to which, among other things, the Purchaser will commence a tender offer for (i) all the outstanding shares of common stock of Bioenvision and (ii) all the outstanding shares of Series A Convertible Participating Preferred Stock of Bioenvision, subject to the terms and conditions of the Merger Agreement.

On May 29, 2007, Bioenvision and Genzyme issued a joint press release relating to the Merger Agreement.  A copy of the press release was previously furnished on a separate Current Report on Form 8-K, dated May 29, 2007.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Purchaser will commence a tender offer (the “Offer”) to acquire (i) all the outstanding shares of Bioenvision common stock, par value $0.001 per share (“Bioenvision Common Stock”), at a price of $5.60 per share, net to the selling stockholders in cash, without interest (the “Offer Price”) and (ii) all the outstanding shares of  Bioenvision Series A Convertible Participating Preferred Stock, par value $0.001 per share (“Bioenvision Preferred Stock”), at a price equal to the sum of (a) the product of (i) two (2) multiplied by (ii) the Offer Price plus (b) all accrued but unpaid dividends with respect to such shares as of the Acceptance Date (as defined in the Merger Agreement), net to the selling stockholders in cash, without interest.  The Merger Agreement provides that the Offer will commence as promptly as practicable following the execution date of the Merger Agreement, and will remain open for 21 business days.  Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Purchaser will merge with and into Bioenvision (the “Merger”) and Bioenvision will become a wholly-owned subsidiary of Genzyme (the “Surviving Corporation”).  At the effective time of the Merger, each issued and outstanding share of Bioenvision Common Stock and Bioenvision Preferred Stock (collectively, “Shares”) (other than Shares owned by Bioenvision, Genzyme or the Purchaser, and Shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be automatically converted into the right to receive the amounts in cash, without interest, as set forth above.

The Merger Agreement includes customary representations, warranties and covenants of Bioenvision, Genzyme and the Purchaser.  Bioenvision has agreed to operate its business in the ordinary course until the Offer is consummated.  Bioenvision has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Bioenvision and to certain other restrictions on its ability to respond to such proposals.  The Merger Agreement also includes customary termination provisions for both Bioenvision and Genzyme and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Bioenvision may be required to pay to Genzyme a termination fee of $9 million.

Consummation of the Offer is subject to various conditions, including the tender of (i) that number of shares of Bioenvision Common Stock which, when added to any shares of Bioenvision Common Stock owned by Purchaser and Genzyme, represents at least a majority of the issued and outstanding shares of Bioenvision Common Stock (assuming conversion or exercise of all vested “in the money” stock options and “in the money” warrants of Bioenvision) and (ii) 100% of the outstanding shares of Bioenvision Preferred Stock in the Offer, the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act, and other customary closing conditions.  Subject to the terms of the Merger Agreement, Bioenvision has granted the Purchaser an option to purchase that number of newly-issued Shares that is equal to one share more than the amount needed to give the Purchaser ownership of 90% of the outstanding Bioenvision Common Stock (determined on a fully-diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or the other terms and conditions thereof)) (the “Top-Up Option”).  The Top-Up

Option is exercisable only if the Purchaser acquires at least 85% of the outstanding Shares pursuant to the Offer or otherwise.  The Purchaser will pay Bioenvision the Offer Price for each share acquired upon exercise of the Top-Up Option.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Bioenvision. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Bioenvision or Genzyme or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Bioenvision’s public disclosures.

Tender and Voting Agreements

In connection with the Offer, Genzyme, Purchaser and certain of Bioenvision’s executive officers, directors and stockholders, consisting of Christopher B. Wood, David P. Luci, Kristen M. Dunker, Robert Sterling, Ian Abercrombie, Hugh S. Griffith, Andrew N. Schiff, Steven A. Elms, Perseus-Soros Biopharmaceutical Fund, L.P., Michael G. Kauffman, Joseph Cooper, James Scibetta and Thomas Scott Nelson and representing approximately 20% of the Shares, have entered into Tender and Voting Agreements, dated as of May 29, 2007 (collectively, the “Tender and Voting Agreements”), pursuant to which such executive officers, directors and stockholders have agreed, among other things, subject to the termination of the Tender and Voting Agreement (i) to tender in the Offer (other than Shares for which such stockholder does not have discretionary authority) all Shares beneficially owned or hereafter acquired by them, (ii) to vote such Shares in support of the Merger in the event stockholder approval is required to consummate the Merger pursuant to Section 253 of the DGCL, (iii) to appoint the Purchaser as their proxy to vote their Shares in connection with the Merger Agreement, and (iv) not to otherwise transfer any of their Shares.  Each Tender and Voting Agreement will terminate upon the termination of the Merger Agreement. The foregoing does not include any Shares over which, or with respect to which, any such stockholder as executive officer or director acts in a fiduciary or representative capacity or is subject to the instructions of a third party with respect to such tender.

The form of the Tender and Voting Agreement is filed as Exhibit 4.1 to this report and is incorporated by reference herein. The description of the Tender and Voting Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreements.

About Bioenvision

Bioenvision’s primary focus is the acquisition, development and marketing of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: Evoltra®, Modrenal® (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products. Bioenvision is also developing Suvus® which is currently in clinical development for refractory chronic hepatitis C infection. For more information on Bioenvision please visit our website at www.bioenvision.com.

Additional Information

This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Bioenvision stock. The Purchaser has not commenced the tender offer for shares of Bioenvision stock described in this communication. Upon commencement of the tender offer, the Purchaser will file with the Securities and Exchange Commission a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, Bioenvision will file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9.  Shareholders should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer.  Shareholders can obtain these documents when they are filed and become available free of charge from the Securities and Exchange Commission’s website at www.sec.gov, or from Genzyme by directing a request to Genzyme, 500 Kendall Street, Cambridge, MA 02142, Attention: Sally Curley, Investor Relations, (617) 768-6140, or from Bioenvision, Inc., 345 Park Avenue, 41st Floor, New York, New York 10154, Attention: James Scibetta, chief financial officer.

In connection with the proposed transactions contemplated by the definitive agreement between Genzyme and Bioenvision, Bioenvision and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Bioenvision stockholders in connection with such proposed transactions.  Information about Bioenvisions’s directors and executive officers is available in Bioenvision’s proxy statement for its 2006 annual meeting of stockholders, as filed with the SEC on October 20, 2006.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements  All statements included in this Current Report on Form 8-K concerning activities, events or developments that Bioenvision expects, believes or anticipates will or may occur in the future are forward-looking statements.  Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the tender offer will not close because of a failure to satisfy one or more of the closing conditions and that Bioenvision’s business will have been adversely impacted during the pendency of the tender offer.  Additional information on these and other risks, uncertainties and factors is included in Bioenvision’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit 2.1

Agreement and Plan of Merger, dated as of May 29, 2007, by and among Genzyme Corporation, a Massachusetts corporation, Wichita Bio Corporation, a Delaware corporation, and Bioenvision, Inc., a Delaware corporation.*

Exhibit 4.1	Form of Tender and Voting Agreement, by and among Genzyme Corporation, Wichita Bio Corporation and certain stockholders of Bioenvision, Inc.

*Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  Bioenvision agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioenvision, Inc.

Date: May 29, 2007	By:	/s/ David P. Luci
		Name:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 2.1

Agreement and Plan of Merger, dated as of May 29, 2007, by and among Genzyme Corporation, a Massachusetts corporation, Wichita Bio Corporation, a Delaware corporation, and Bioenvision, Inc., a Delaware corporation.*

Exhibit 4.1	Form of Tender and Voting Agreement, by and among Genzyme Corporation, Wichita Bio Corporation and certain stockholders of Bioenvision, Inc.

*Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  Bioenvision agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.